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                                  Exhibit List

    Exhibit No.                                 Description of Documents


    4.3      Raytheon Company Deferral Plan for Directors

    5 Opinion of John W. Kapples as to the legality of the securities being registered.

    23.1     Consent of John W. Kapples (included in Exhibit 5).

    23.2     Consent of Coopers & Lybrand L.L.P.

    24 Power of Attorney (included on the signature pages of the Registration Statement).